UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2018

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information provided in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2017 Annual Meeting of Stockholders of Bio-Path Holdings, Inc. (the “Company”) held on December 21, 2017, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a ratio of up to 1-for 10, to be determined by the Company’s Board of Directors (the “Board”). The Board subsequently determined to fix the ratio for the reverse stock split at 1-for-10. Thereafter, on February 7, 2018, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, to implement the 1-for-10 reverse split of its Common Stock (the “Reverse Stock Split”). The Reverse Stock Split became effective as of 5:00 p.m. Eastern Time on February 8, 2018 (the “Effective Time”), and the Company’s Common Stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market at the commencement of trading on February 9, 2018 under the Company’s existing symbol “BPTH.” The Company’s Common Stock has been assigned a new CUSIP number of 09057N 201 in connection with the Reverse Stock Split.

The Reverse Stock Split is intended to increase the per share trading price of the Company’s shares of Common Stock to satisfy the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market. However, there can be no assurance that the Company can regain compliance with the minimum bid price requirement as a result of the Reverse Stock Split. As a result of the Reverse Stock Split, every 10 shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time were consolidated into one issued and outstanding share. In addition, proportionate adjustments will be made to the exercise prices of the Company’s outstanding stock options and warrants and to the number of shares issued and issuable under the Company’s existing stock incentive plans.

The Company has retained its transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), to act as its exchange agent for the Reverse Stock Split. AST will provide stockholders of record a letter of transmittal providing instructions for the delivery to AST of their current certificates. AST will be issuing all of the post-split shares through their paperless Direct Registration System, also known as “book-entry form.” AST will hold the shares in an account set up for the stockholder. Stockholders who wish to hold paper certificates may obtain such certificates upon request to AST. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to brokers’ particular processes, and should not be required to take any action in connection with the Reverse Stock Split. No fractional shares of the Company’s Common Stock will be issued in connection with the Reverse Stock Split. If as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive one whole share in lieu of the issuance of any such fractional share.

The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On February 9, 2018, the Company issued a press release relating to the matters described in Item 5.03 above titled, “Bio-Path Holdings Announces 1-for-10 Reverse Stock Split.” A copy of such press release is attached hereto as Exhibit 99.1.

On February 5, 2018, the Company issued a press release titled, “Bio-Path Holdings to Present at the BIO CEO & Investor Conference.” A copy of such press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Bio-Path Holdings, Inc.
99.1	Press Release dated February 9, 2018
99.2	Press Release dated February 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: February 9, 2018	By:	/s/ Peter H. Nielsen
Peter H. Nielsen President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Bio-Path Holdings, Inc.
99.1	Press Release dated February 9, 2018
99.2	Press Release dated February 5, 2018